EXHIBIT 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Lightbridge Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Debt	Debt Securities	457(r)	(1)	-	-	-	-
	Equity	Common Stock, par value $0.001	457(r)	(1)	-	-	-	-
	Equity	Preferred Stock, par value $0.001	457(r)	(1)	-	-	-	-
	Other	Depositary Shares	457(r)	(1)	-	-	-	-
	Other	Warrants	457(r)	(1)	-	-	-	-
	Other	Purchase Contracts	457(r)	(1)	-	-	-	-
	Other	Units	457(r)	(1)	-	-	-	-
	Equity	Common Stock, par value $0.001	457(o)	$150,000,000(2)	-	$150,000,000	0.00013810	$20,715
Fees Previously Paid	-	-	-	-	-	-		-

Carry Forward Securities
Carry Forward Securities	-	-	-	-		-			-	-	-	-
	Total Offering Amounts					$150,000,000		$20,715
	Total Fees Previously Paid							-
	Total Fee Offsets							$2,067.51
	Net Fee Due							$18,647.49

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Lightbridge Corporation (the “Company”) is deferring payment of all of the registration fee, other than the registration fee due in connection with $150,000,000 of the registrant’s common stock that may be issued and sold from time to time under the Sales Agreement. Registration fees will be paid subsequently on a “pay as you go” basis. The Company will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. The amount to be registered consists of an indeterminate amount of the securities of each identified class as may from time to time be offered at indeterminate prices. This registration statement also covers an indeterminate amount of the identified classes of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)

In accordance with Rule 457(o) under the Securities Act, the registrant is paying fees in connection with the $150,000,000 of the registrant’s common stock that may be issued and sold from time to time under the Sales Agreement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Lightbridge Corporation	S-3	333-287563	May 23, 2025	-	$2,067.51	(1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	-	$13,504,336.89	-
Fee Offset Sources	Lightbridge Corporation	S-3	333-287563	-	May 23, 2025	-		-	-	-	-	$22,965

(1)

The registrant previously registered $150,000,000 of an indeterminate amount of securities to be offered from time to time at prices to be determined at the time of each such offering pursuant to the Registration Statement on Form S-3 (SEC File No. 333-287563) filed on May 23, 2025 (the “Prior Registration Statement”). The registrant paid an aggregate registration fee of $22,965 in connection with the filing of the Prior Registration Statement. The registrant sold an aggregate of $136,495,663.11 of such securities under the Prior Registration Statement, leaving the balance of $13,504,336.89 unsold and unissued (the “Unsold Securities”). The unused registration fees represented by the Unsold Securities total $2,067.51. The registrant has terminated or completed all offerings of the Unsold Securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the $20,715 registration fee associated with this registration statement is being partially offset by the $2,067.51 in fees that remain available under the Prior Registration Statement. As a result, the Unsold Securities are deemed deregistered upon the filing of this registration statement.